Annual Report dated 09/30/2005 for
Small Cap Growth Fund Class A

E X P E R I E N C E

Smith Barney Small Cap Growth Fund

A N N UA L R E P O RT

SEPTEMBER 30, 2005

INVESTMENT PRODUCTS: NOT FDIC INSURED - NO BANK GUARANTEE - MAY LOSE VALUE

Smith Barney Small Cap Growth Fund

            Annual Report • September 30, 2005

 What’s  Inside                        Fund's Objective  The Fund seeks long-term   growth of capital. Under normal   circumstances, the Fund   invests at least 80% of the
value of its net assets, plus any borrowings for investment purposes, in equity securities of high growth small capital- ization companies, and related investments.

Letter from the Chairman
1

Manager Overview
4

Fund at a Glance
8

Fund Expenses
9

Fund Performance
11

Historical Performance
12

Schedule of Investments
13

Statement of Assets and Liabilities
18

Statement of Operations
19

Statements of Changes in Net Assets
20

Financial Highlights
21

Notes to Financial Statements
25

Report of Independent Registered Public Accounting Firm
33

Board Approval of Management Agreement
34

Additional Information
40

Letter from the Chairman

  R. JAY GERKEN, CFA  Chairman, President and  Chief Executive
Officer

Dear Shareholder,

 There was no shortage of potential threats to the U.S. economy during the reporting period. These included record high oil prices, rising short-term interest rates, the devastation inflicted by Hurricanes Katrina and Rita, geopolitical issues, and falling consumer confidence. However, the economy proved to be surprisingly resilient during the Fund’s fiscal year. Fourth quarter 2004 and first quarter 2005 gross domestic product (“GDP”)[i] growth was 3.8% and second quarter GDP growth was 3.3%, another solid advance. This marked nine consecutive quarters in which GDP grew at least 3.0% .

      The Federal Reserve Board (“Fed”)ii continued to raise interest rates over the period in an attempt to ward off inflation. After raising rates in June, August, and September 2004, the Fed increased its target for the federal funds rateiii in 0.25% increments eight additional times. All told, the Fed’s eleven rate hikes have brought the target for the federal funds rate from 1.00% to 3.75% . This also represents the longest sustained Fed tightening cycle since 1977-1979. Following the end of the Fund’s reporting period, at its November meeting, the Fed once again raised the target rate by 0.25% to 4.00% .

     During the 12-month period covered by this report, the U.S. stock market generated strong results, with the S&P 500 Indexiv returning 12.25% . Generally positive economic news, relatively benign core inflation, and strong corporate profits supported the market during much of the period.

      Looking at the fiscal year as a whole, mid-cap stocks generated superior returns, with the Russell Midcap,[v] Russell 1000,vi and Russell 2000vii Indexes returning 25.10%, 14.26%, and 17.95%, respectively. From an investment style perspective, value-oriented stocks significantly outperformed their growth counterparts, with the Russell 3000 Valueviii and Russell 3000 Growthix Indexes returning 16.78% and 12.13%, respectively.

 Smith Barney Small Cap Growth Fund 2005 Annual Report 1

     Please read on for a more detailed look at prevailing economic and market conditions during the Fund’s fiscal year and to learn how those conditions have affected
Fund performance.

 Special Shareholder Notice

 On June 24, 2005, Citigroup Inc. (“Citigroup”) announced that it has signed a definitive agreement under which Citigroup will sell substantially all of its worldwide asset management business to Legg Mason, Inc. (“Legg Mason”).

      As part of this
transaction, Smith Barney Fund Management LLC (the “Manager”), currently an indirect wholly-owned subsidiary of Citigroup, would become an indirect wholly-owned subsidiary of Legg Mason. The Manager is the investment manager to the
Fund.

      The transaction is subject to certain regulatory approvals, as well as other customary conditions to closing. Subject to such approvals and the satisfaction of the other conditions, Citigroup expects the transaction to be completed later this year.

      Under the Investment Company Act of 1940, consummation of the transaction will result in the automatic termination of the investment management contract between the Fund and the Manager. Therefore the Fund’s Board of Directors has approved a new investment management contract between the Fund and the Manager, to become effective upon the closing of the sale to Legg Mason. The new investment management contract has been presented to shareholders for their approval.

 Information About Your Fund

 As you may be aware, several issues in the mutual fund industry have recently come under the scrutiny of federal and state regulators. The Fund’s Manager and some of its affiliates have received requests for information from various government regulators regarding market timing, late trading, fees, and other mutual fund issues in connection with various investigations. The regulators appear to be examining, among other things, the Fund’s response to market timing and shareholder exchange activity, including compliance with prospectus disclosure related to these subjects. The Fund has been informed that the Manager and its affiliates are responding to those information requests, but are not in a position to predict the outcome of these requests and investigations.

 2 Smith Barney Small Cap Growth Fund 2005 Annual Report

      Important information concerning the Fund and its Manager with regard to recent regulatory developments is contained in the Notes to Financial Statements included in this report.

      As always, thank you for your confidence in our steward ship of your assets. We look forward to helping you continue to meet your financial goals.

 Sincerely,

 R. Jay Gerken, CFA
 Chairman, President and Chief Executive Officer

 November 1,
2005

 Smith Barney Small Cap Growth Fund 2005 Annual Report 3

Manager Overview

TIMOTHY WOODS Portfolio Manager

Q.
What were the overall market conditions during the Fund’s reporting period?

A.       Despite a number of setbacks and obstacles, the domestic economy continued to expand during the 12-month reporting period. The major roadblocks to progress were the same for much of the past year: the Fed continued to raise interest rates; oil and energy prices remained at record highs; and the longer-term effects of the hurricanes on the
Gulf Coast and the broader economy continued to be a source of uncertainty.Several of these factors (especially higher energy prices) have weighed heavily on the consumer, resulting in some reining-in of consumer spending, despite the fact that housing prices continue to remain at historically high levels while interest rates are still relatively low.

      While there was some short-term volatility during the period, especially in the first quarter of 2005, the domestic stock market registered strong gains over the period. The post-election stock market rally seen late in 2004 faltered soon after the start of the new year, but after setting lows in April, much of the market returned to a bullish pattern for the remainder of the period. In general, market leadership over the period came from the mid- and small-cap stocks. Large-cap stocks had solid returns but lagged behind their smaller counterparts, while value-oriented stocks continued to outperform growth-oriented stocks.

 Performance Review

 For the 12 months ended September 30, 2005, Class A shares of the Smith Barney Small Cap Growth
Fund, excluding sales charges, returned 17.25% . These shares underperformed the Fund’s unmanaged benchmark, the Russell 2000 Growth Index,x which returned 17.97%
for the same period. The Lipper Small-Cap Growth Funds Category Average 1 increased 18.57% over the same time frame.

[1]
 Lipper, Inc. is a major independent mutual-fund tracking organization. Returns are based on the 12-month period ended September 30, 2005, including the reinvestment of distributions, including returns of capital, if any, calculated among the 522 funds in the Fund’s Lipper category and excluding sales charges.

4
Smith Barney Small Cap Growth Fund 2005 Annual Report

 Performance Snapshot as of September 30, 2005 (excluding sales charges) (unaudited)

6 Months

12 Months

Small Cap Growth Fund — Class A Shares

11.07
%

17.25
%

Russell 2000 Growth Index

10.02
%

17.97
%

Lipper Small-Cap Growth Funds Category Average

9.68
%

18.57
%

 The performance shown represents past performance. Past performance is no guarantee of future results and current performance may be higher or lower than the performance shown above. Principal value and investment returns will fluctuate and investors’ shares, when redeemed, may be worth more or less than their original cost. To obtain performance data current to the most recent month-end, please visit our website at www.citigroupam.com.
 All share class returns assume the reinvestment of all distributions, including returns of capital, if any, at net asset value and the deduction of all Fund expenses. Returns have not been adjusted to include sales charges that may apply when shares are purchased or the deduction of taxes that a shareholder would pay on Fund distributions. Excluding sales charges, Class 1 shares returned
11.11%, Class B shares returned 10.75% and Class C shares returned 10.74% over the six months ended September 30, 2005. Excluding sales charges, Class 1 shares returned 17.32%, Class B shares returned 16.52% and Class C shares returned 16.57% over the twelve months ended September 30, 2005.

 Lipper, Inc. is a major independent mutual-fund tracking organization. Returns are based on the period ended September 30, 2005, including the reinvestment of distributions, including returns of capital, if any, calculated among the 539 funds for the six-month period and among the 522 funds for the 12-month period in the Fund’s Lipper category and excluding sales charges.

Q.
What were the most significant factors affecting the Fund’s performance?

  A.  Overall, stock selection had a positive effect on the Fund’s performance relative to the benchmark index, while sector allocation had a slightly negative effect. Stock selection in the energy, financial and health care sectors negatively affected Fund performance relative to the benchmark, while stock selection in the consumer discretionary, industrial and information technology sectors had a positive effect. On an absolute basis, stocks in the information technology, consumer discretionary, industrial and health care sectors made significant contributions to returns, while those in the financial and materials sectors detracted from performance.

      What were the leading contributors to performance?

 A.  In terms of individual stock holdings, the leading contributors to performance included positions in Chico’s FAS Inc.
and Jarden Corp. in the consumer discretionary sector, Joy Global Inc. in the industrials sector, Ultra Petroleum Corp. in the energy sector, and Sierra Health Services Inc.
in the health care sector.

      What were the leading detractors from performance?

 A.  In terms of individual stock holdings, the leading detractors from performance included positions in InfoSpace Inc. and MIPS Technologies Inc. in the information technology sector, Connetics Corp. in the health care sector, Georgia Gulf Corp. in the materials sector and Medicis Pharmaceutical Corp. in the health care sector.

 Smith Barney Small Cap Growth Fund 2005 Annual Report 5

 Q. Were there any significant changes made to the Fund during the reporting period?
  A. The Fund eliminated its positions in all five leading detractors by the close of the period. At the close of the period, the Fund remained overweight in the health care sector (where the focus continues to be mainly on stocks in the services sector and some select biotechnology and medical device stocks) and in the information technology sector. The Fund reduced its weighting in energy-related stocks (oilfield services, and exploration and production stocks), given their more significant price appreciation over the past twelve months, which resulted in less compelling valuations. The Fund also reduced its weighting in certain consumer-related sectors such as restaurants and retail stocks because the manager believes higher interest rates and energy costs may reduce consumer spending.

      Thank you for your investment in the Smith
Barney Small Cap Growth Fund. As ever, we appreciate that you have chosen us to manage your assets and we remain focused on achieving the Fund’s investment goals.

 Sincerely,

 Timothy Woods, CFA
 Vice President and Investment Officer

 November 1,
2005

 6 Smith Barney Small Cap Growth Fund 2005 Annual Report

 The information provided is not intended to be a forecast of future events, a guarantee of future results or investment advice. Views expressed may differ from those of the firm as a whole.

 Portfolio holdings and breakdowns are as of September 30, 2005 and are subject to change and may not be representative of the portfolio manager’s current or future investments. The Fund’s top ten holdings (as a percentage of net assets) as of this date were: Jarden Corp. (1.9%), Mobile Mini Inc. (1.9%), Sierra Health Services Inc. (1.7%), Ultra Petroleum Corp. (1.7%), MPS Group Inc. (1.5%), Psychiatric
Solutions Inc. (1.5%), Dade Behring Holdings Inc. (1.4%), Kyphon Inc. (1.4%), Labor Ready Inc. (1.4%) and Station Casinos Inc. (1.3%) . Please refer to pages 13 through 17 for a list and percentage breakdown of the Fund’s holdings.

 The mention of sector breakdowns is for informational purposes only and should not be construed as a recommendation to purchase or sell any securities. The information provided regarding such sectors is not a sufficient basis upon which to make an investment decision. Investors seeking financial advice regarding the appropriateness of investing in any securities or investment strategies discussed should consult their financial professional. Portfolio holdings are subject to change at any time and may not be representative of the portfolio manager’s current or future investments. The Fund’s top five sector holdings (as a percentage of net assets) as of September 30, 2005 were:
Information Technology (27.2%), Health Care (21.3%), Consumer Discretionary (15.2%), Industrials (9.5%) and Energy (9.1%) . The Fund’s portfolio composition is subject to change at any time.

 RISKS: Keep in mind, stocks of small-cap companies often experience sharper price fluctuations than stocks of mid- and large-cap companies. The Fund may use derivatives, such as options and futures, which can be illiquid, may disproportionately increase losses, and have a potentially large impact on Fund performance. Please see the Fund’s prospectus for more information on these and other risks. All index performance reflects no deduction for fees, expenses or taxes. Please note an investor cannot invest directly in an index.

i
Gross domestic product is a market value of goods and services produced by labor and property in a given country.

ii
 The Federal Reserve Board is responsible for the formulation of a policy designed to promote economic growth, full employment, stable prices, and a sustainable pattern of international trade and payments.

iii
The federal funds rate is the interest rate that banks with excess reserves at a Federal Reserve district bank charge other banks that need overnight loans.

iv
The S&P 500 Index is an unmanaged index of 500 stocks that is generally representative of the performance of larger companies in the U.S.

[v]
The Russell Midcap Index measures the performance of the 800 smallest companies in the Russell 1000 Index whose average mar- ket capitalization was approximately $4.7 billion as of 6/24/05.

vi
 The Russell 1000 Index measures the performance of the 1,000 largest companies in the Russell 3000 Index, which represents approximately 92% of the total market capitalization of the Russell 3000 Index.

vii
 The Russell 2000 Index measures the performance of the 2,000 smallest companies in the Russell 3000 Index, which represents approximately 8% of the total market capitalization of the Russell 3000 Index.

viii
 The Russell 3000 Value Index measures the performance of those Russell 3000 Index companies with lower price-to-book ratios and lower forecasted growth values. (A price-to-book ratio is the price of a stock compared to the difference between a com- pany’s assets and liabilities.)

ix
The Russell 3000 Growth Index measures the performance of those Russell 3000 Index companies with higher price-to-book ratios and higher forecasted growth values.

[x]
The Russell 2000 Growth Index measures the performance of those Russell 2000 companies with higher price-to-book ratios and higher forecasted growth values.

 Smith Barney Small Cap Growth Fund 2005 Annual Report 7

 Fund at a Glance (unaudited)

 Investment Breakdown

 8 Smith Barney Small Cap Growth Fund 2005 Annual Report

 Fund Expenses (unaudited)

 Example

As a
shareholder of the Fund, you may incur two types of costs: (1) transaction costs, including front-end and back-end sales charges (loads) on purchase payments; and (2) ongoing costs, including management fees; distribution and/or service (12b-1)
fees; and other Fund expenses. This example is intended to help you understand your ongoing costs (in dollars) of investing in the Fund and to compare these costs with the ongoing costs of investing in other mutual funds.

     This example is based on an investment of $1,000 invested on April 1, 2005 and held for the six months ended September 30, 2005.

 Actual
Expenses

The table below titled “Based on Actual Total Return” provides information about actual account values and actual expenses. You may use the information provided in this table, together with the amount you invested, to estimate the expenses that you paid over the period. To estimate the expenses you paid on your account, divide your ending account value by $1,000 (for example, an $8,600 ending account value divided by
$1,000 = 8.6), then multiply the result by the number under the heading entitled “Expenses Paid During the Period”.

 Based on Actual Total
Return(1)

Actual

Total Return

Beginning

Ending

Annualized

Expenses

Without

Account

Account

Expense

Paid During

Sales Charges(2)

Value

Value

Ratio

the Period(3)

Class 1
11.11
%

$1,000.00

$1,111.10

1.37
%

$ 7.25

Class A
11.07

1,000.00

1,110.70

1.43

7.57

Class B
10.75

1,000.00

1,107.50

2.17

11.46

Class C
10.74

1,000.00

1,107.40

2.01

10.62

(1)
For the six months ended September 30, 2005.

(2)
 Assumes reinvestment of all distributions, including returns of capital, if any, at net asset value and does not reflect the deduc- tion of the applicable sales charges with respect to Class 1 and A shares or the applicable contingent deferred sales charges (“CDSC”) with respect to Class B and C shares. Total return is not annualized, as it may not be representative of the total return for the year. Performance figures may reflect voluntary fee waivers and/or expense reimbursements. Past performance is no guarantee of future results. In the absence of voluntary fee waivers and/or expense reimbursements the total return would have been lower.

(3)
 Expenses are equal to each class’ respective annualized expense ratio multiplied by the average account value over the period, multiplied by the number of days in the most recent fiscal half-year, then divided by 365.

 Smith Barney Small Cap Growth Fund 2005 Annual Report 9

 Fund Expenses (unaudited) (continued)

 Hypothetical Example for Comparison Purposes

 The table below titled “Based on Hypothetical Total Return” provides information about hypothetical account values and hypothetical expenses based on the actual expense ratio and an assumed rate of return of 5.00%
per year before expenses, which is not the Fund’s actual return. The hypothetical account values and expenses may not be used to estimate the actual ending account balance or expenses you paid for the period. You may use the information provided in this table to compare the ongoing costs of investing in the Fund and other funds. To do so, compare the 5.00% hypothetical example relating to the Fund with the 5.00% hypothetical examples that appear in the shareholder reports of the other funds.

      Please note that the expenses shown in the table below are meant to highlight your ongoing costs only and do not reflect any transactional costs, such as front-end or back-end sales charges (loads). Therefore, the table is useful in comparing ongoing costs only, and will not help you determine the relative total costs of owning different funds. In addition, if these transaction costs were included, your costs would have been higher.

 Based on Hypothetical Total Return(1)

Hypothetical

Beginning

Ending

Annualized

Expenses

Annualized

Account

Account

Expense

Paid During

Total Return

Value

Value

Ratio

the Period(2)

Class 1
5.00
%

$1,000.00

$1,018.20

1.37
%

$ 6.93

Class A
5.00

1,000.00

1,017.90

1.43

7.23

Class B
5.00

1,000.00

1,014.19

2.17

10.96

Class C
5.00

1,000.00

1,014.99

2.01

10.15

(1)
For the six months ended September 30, 2005.

(2)
 Expenses are equal to each class’ respective annualized expense ratio multiplied by the average account value over the period, multiplied by the number of days in the most recent fiscal half-year, then divided by 365.

 10 Smith Barney Small Cap Growth Fund 2005 Annual Report

 Fund Performance

 Average Annual Total
Returns† (unaudited)

Without Sales Charges(1)

Class 1

Class A

Class B

Class C

Twelve Months Ended 9/30/05

17.32
%

17.25
%

16.52
%

16.57
%

Five Years Ended 9/30/05

(8.98
)

(8.91
)

(9.57
)

(9.39
)

Inception* through 9/30/05

(8.52
)

(1.00
)

(1.71
)

(1.53
)

With Sales Charges(2)

Class 1

Class A

Class B

Class C

Twelve Months Ended 9/30/05

7.32
%

11.41
%

11.52
%

15.57
%

Five Years Ended 9/30/05

(10.58
)

(9.84
)

(9.75
)

(9.39
)

Inception* through 9/30/05

(10.12
)

(1.86
)

(1.71
)

(1.53
)

 Cumulative Total Returns† (unaudited)

Without Sales Charges(1)

Class 1 (Inception* through 9/30/05)
(36.23
)%

Class A (Inception* through 9/30/05)
(5.67
)

Class B (Inception* through 9/30/05)
(9.59
)

Class C (Inception* through 9/30/05)
(8.63
)

†
All figures represent past performance and are not a guarantee of future results. Investment return and principal value of an investment will fluctuate so that an investor’s shares, when redeemed, may be worth more or less than their original cost. The returns shown do not reflect the deduction of taxes that a shareholder would pay on fund distributions or the redemption of fund shares. Performance figures may reflect voluntary fee waivers and/or expense reimbursements. Past performance is no guaran- tee of future results. In the absence of voluntary fee waivers and/or expense reimbursements the total return would have been lower.

(1)
 Assumes reinvestment of all distributions, including returns of capital, if any, at net asset value and does not reflect the deduc- tion of the applicable sales charges with respect to Class 1 and A shares or the applicable contingent deferred sales charges (“CDSC”) with respect to Class B and C shares.

(2)
 Assumes reinvestment of all distributions, including returns of capital, if any, at net asset value. In addition, Class 1 and A shares reflect the deduction of the maximum sales charges of 8.50% and 5.00%, respectively; Class B shares reflect the deduction of a 5.00% CDSC, which applies if shares are redeemed within one year from purchase payment. Thereafter, the CDSC declines by 1.00% per year until no CDSC is incurred. Class C shares reflect the deduction of a 1.00% CDSC, which applies if shares are redeemed within one year from purchase payment.

*
Inception date for Class A, B and C shares is November 30, 1999. Inception date for Class 1 shares is September 11, 2000.

 Smith Barney Small Cap Growth Fund 2005 Annual Report 11

 Historical Performance (unaudited)

 Value of $10,000 Invested in Class A, B and C
Shares of the
 Smith Barney Small Cap Growth Fund vs. Russell 2000 Growth Index†
 (November 1999 – September 2005)

†
Hypothetical illustration of $10,000 invested in Class A, B and C shares at inception on November 30, 1999, assuming deduction of the maximum 5.00% sales charge at the time of investment for Class A shares; and the deduction of the maximum 5.00% and 1.00% CDSC for Class B and C shares, respectively. It also assumes reinvestment of all distributions, including returns of capital, if any, through September 30, 2005. The Russell 2000 Growth Index measures the performance of those Russell 2000 Index compa- nies with higher price-to-book ratios and higher forecasted growth values. The Index is unmanaged and is not subject to the same management and trading expenses as a mutual fund. The performance of the Fund’s other classes may be greater or less than the performance of Class A, B and C shares indicated on this chart, depending on whether greater or lesser sales charges and fees were incurred by shareholders investing in other classes.

 All figures represent past performance and are not a guarantee of future results. Investment return and principal value of an investment will fluctuate so that an investor’s shares, when redeemed, may be worth more or less than their origi- nal cost. The returns shown do not reflect the deduction of taxes that a shareholder would pay on fund distributions or the redemption of fund shares. Performance figures may reflect fee waivers and/or expense reimbursements. In the absence of fee waivers and/or expense reimbursements, the total return would have been lower.

 12 Smith Barney Small Cap Growth Fund 2005 Annual Report

 Schedule of Investments (September 30,
2005)

 SMITH BARNEY SMALL CAP GROWTH FUND

Shares

Security

Value

COMMON STOCKS — 95.0%

CONSUMER DISCRETIONARY — 15.2%

Diversified Consumer Services — 0.8%

63,800

Steiner Leisure Ltd.*
$
2,167,286

Hotels, Restaurants & Leisure — 5.7%

55,000

Gaylord Entertainment Co.*

2,620,750

173,200

La Quinta Corp., Paired*

1,505,108

57,700

Red Robin Gourmet Burgers Inc.*

2,644,968

87,900

Shuffle Master Inc.*

2,323,197

53,600

Station Casinos Inc.

3,556,896

80,900

WMS Industries Inc.*

2,275,717

Total Hotels, Restaurants & Leisure

14,926,636

Household Durables — 2.9%

121,200

Jarden Corp.*

4,977,684

63,200

Standard Pacific Corp.

2,623,432

Total Household Durables

7,601,116

Internet & Catalog Retail — 0.8%

108,100

GSI Commerce Inc.*

2,151,190

Media — 0.9%

27,900

Getty Images Inc.*

2,400,516

Specialty Retail — 4.1%

94,800

Chico’s FAS Inc.*

3,488,640

89,800

Dick’s Sporting Goods Inc.*

2,703,878

34,600

Guitar Center Inc.*

1,910,266

62,400

Jos. A. Bank Clothiers Inc.*

2,696,928

Total Specialty Retail

10,799,712

TOTAL CONSUMER DISCRETIONARY

40,046,456

ENERGY — 9.1%

Energy Equipment & Services — 4.9%

30,500

Atwood Oceanics Inc.*

2,568,405

43,800

Cal Dive International Inc.*

2,777,358

80,100

FMC Technologies Inc.*

3,373,011

125,000

Hanover Compressor Co.*

1,732,500

71,700

Rowan Cos. Inc.

2,544,633

Total Energy Equipment & Services

12,995,907

Oil, Gas & Consumable Fuels — 4.2%

56,900

Alon USA Energy Inc.*

1,374,135

8,000

Bill Barrett Corp.*

294,560

39,150

Bronco Drilling Co. Inc.*

1,078,583

62,100

Comstock Resources Inc.*

2,037,501

77,400

Ultra Petroleum Corp.*

4,402,512

43,700

Whiting Petroleum Corp.*

1,915,808

Total Oil, Gas & Consumable Fuels

11,103,099

TOTAL ENERGY

24,099,006

 See Notes to Financial Statements.

 Smith Barney Small Cap Growth Fund 2005 Annual Report 13

 Schedule of Investments (September 30, 2005) (continued)

Shares

Security

Value

EXCHANGE TRADED FUNDS — 2.0%

16,600

Biotech HOLDRs, Depositary Receipts
$
3,165,952

27,900

iShares Nasdaq Biotechnology Index Fund*

2,148,300

TOTAL EXCHANGE TRADED FUNDS

5,314,252

FINANCIALS — 6.5%

Capital Markets — 1.3%

47,200

Affiliated Managers Group Inc.*

3,418,224

Commercial Banks — 2.4%

55,700

East-West Bancorp Inc.

1,896,028

18,500

Preferred Bank

743,515

48,400

Westamerica Bancorp.

2,499,860

24,600

Wintrust Financial Corp.

1,236,396

Total Commercial Banks

6,375,799

Insurance — 1.0%

27,800

Everest Re Group Ltd.

2,721,620

Real Estate — 0.9%

26,800

Alexandria Real Estate Equities Inc.

2,216,092

Thrifts & Mortgage Finance — 0.9%

105,300

BankUnited Financial Corp., Class A Shares

2,408,211

TOTAL FINANCIALS

17,139,946

HEALTH CARE — 21.3%

Biotechnology — 4.5%

106,500

Abgenix Inc.*

1,350,420

72,200

CV Therapeutics Inc.*

1,931,350

114,600

Encysive Pharmaceuticals Inc.*

1,349,988

115,000

NPS Pharmaceuticals Inc.*

1,162,650

90,200

Protein Design Labs Inc.*

2,525,600

56,100

Serologicals Corp.*

1,265,616

102,700

Vertex Pharmaceuticals Inc.*

2,295,345

Total Biotechnology

11,880,969

Health Care Equipment & Supplies — 5.7%

104,200

Dade Behring Holdings Inc.

3,819,972

65,000

Gen-Probe Inc.*

3,214,250

85,300

Kyphon Inc.*

3,748,082

32,400

ResMed Inc.*

2,580,660

42,900

Ventana Medical Systems, Inc.*

1,633,203

Total Health Care Equipment & Supplies

14,996,167

Health Care Providers & Services — 9.7%

70,100

Amedisys Inc.*

2,733,900

71,600

Centene Corp.*

1,792,148

70,000

Eclipsys Corp.*

1,248,800

57,800

LifePoint Hospitals Inc.*

2,527,594

87,400

Matria Healthcare Inc.*

3,299,350

72,300

Psychiatric Solutions Inc.*

3,920,829

66,600

Sierra Health Services Inc.*

4,586,742

62,850

United Surgical Partners International, Inc.

2,458,063

 See Notes to Financial Statements.

 14 Smith Barney Small Cap Growth Fund 2005 Annual Report

Schedule of Investments (September 30, 2005) (continued)

Shares

Security

Value

Health Care Providers & Services — 9.7% (continued)

121,300

VCA Antech Inc.*
$
3,095,576

Total Health Care Providers & Services

25,663,002

Pharmaceuticals — 1.4%

65,000

Salix Pharmaceuticals Ltd.*

1,381,250

84,100

Taro Pharmaceuticals Industries Ltd.*

2,163,893

Total Pharmaceuticals

3,545,143

TOTAL HEALTH CARE

56,085,281

INDUSTRIALS — 9.5%

Building Products — 0.7%

78,800

Builders FirstSource Inc.*

1,759,604

Commercial Services & Supplies — 4.4%

40,700

Corporate Executive Board Co.

3,173,786

141,700

Labor Ready Inc.*

3,634,605

113,000

Mobile Mini Inc.*

4,898,550

Total Commercial Services & Supplies

11,706,941

Machinery — 2.3%

55,200

Actuant Corp., Class A Shares

2,583,360

69,050

Joy Global Inc.

3,484,263

Total Machinery

6,067,623

Road & Rail — 1.1%

74,700

Landstar System Inc.

2,990,241

Trading Companies & Distributors — 1.0%

75,000

MSC Industrial Direct Co. Inc., Class A Shares

2,487,750

TOTAL INDUSTRIALS

25,012,159

INFORMATION TECHNOLOGY — 27.2%

Communications Equipment — 2.4%

177,500

Foundry Networks Inc.*

2,254,250

62,000

NETGEAR Inc.*

1,491,720

122,400

Tekelec*

2,564,280

Total Communications Equipment

6,310,250

Computers & Peripherals — 1.2%

158,400

Emulex Corp.*

3,201,264

Electronic Equipment & Instruments — 1.6%

43,550

Benchmark Electronics Inc.*

1,311,726

52,400

FLIR Systems Inc.*

1,549,992

36,500

Trimble Navigation Ltd.*

1,229,685

Total Electronic Equipment & Instruments

4,091,403

Internet Software & Services — 4.3%

96,300

Akamai Technologies Inc.*

1,535,985

106,400

aQuantive Inc.*

2,141,832

192,300

CNET Networks Inc.*

2,609,511

46,900

j2 Global Communications Inc.*

1,895,698

68,300

Jupitermedia Corp.*

1,209,593

 See Notes to Financial Statements.

Smith Barney Small Cap Growth Fund 2005 Annual Report 15

Schedule of Investments (September 30, 2005) (continued)

Shares

Security

Value

Internet Software & Services — 4.3% (continued)

121,500

ValueClick Inc.*
$
2,076,435

Total Internet Software & Services

11,469,054

IT Services — 1.5%

336,200

MPS Group Inc.*

3,967,160

Semiconductors & Semiconductor Equipment — 8.4%

165,600

Cypress Semiconductor Corp.*

2,492,280

56,100

FormFactor Inc.*

1,280,202

248,400

Mattson Technology Inc.*

1,865,484

135,000

MEMC Electronic Materials Inc.*

3,076,650

118,400

Micrel Inc.*

1,329,632

123,200

Microsemi Corp.*

3,146,528

238,000

Microtune Inc.*

1,482,740

78,200

MKS Instruments Inc.

1,347,386

421,400

ON Semiconductor Corp.*

2,178,638

66,000

Tessera Technologies Inc.*

1,974,060

57,900

Trident Microsystems Inc.*

1,841,799

Total Semiconductors & Semiconductor Equipment

22,015,399

Software — 7.8%

97,600

Blackbaud Inc.

1,382,992

47,600

Hyperion Solutions Corp.*

2,315,740

220,300

Informatica Corp.*

2,648,006

43,500

Kronos Inc.*

1,941,840

35,200

Mercury Interactive Corp.*

1,393,920

60,800

MICROS Systems Inc.*

2,660,000

185,900

Quest Software Inc.*

2,801,513

245,000

TIBCO Software Inc.*

2,048,200

74,300

Ultimate Software Group Inc.*

1,368,606

94,600

Witness Systems Inc.

1,976,194

Total Software

20,537,011

TOTAL INFORMATION TECHNOLOGY

71,591,541

MATERIALS — 2.1%

Metals & Mining — 2.1%

141,900

AK Steel Holding Corp.*

1,216,083

22,300

Cleveland-Cliffs Inc.

1,942,553

108,100

Compass Minerals International Inc.

2,486,300

TOTAL MATERIALS

5,644,936

TELECOMMUNICATION SERVICES — 2.1%

Wireless Telecommunication Services — 2.1%

188,100

Alamosa Holdings Inc.*

3,218,391

265,100

UbiquiTel Inc.*

2,316,974

TOTAL TELECOMMUNICATION SERVICES

5,535,365

TOTAL INVESTMENTS BEFORE SHORT-TERM

INVESTMENT

(Cost — $173,664,134)

250,468,942

 See Notes to Financial Statements.

 16 Smith Barney Small Cap Growth Fund 2005 Annual Report

Schedule of Investments (September 30, 2005) (continued)

Face

Amount

Security

Value

SHORT-TERM INVESTMENT — 5.1%

Repurchase Agreement — 5.1%

$ 13,302,000

Interest in $836,655,000 joint tri-party repurchase

agreement dated 9/30/05 with Greenwich Capital

Markets Inc., 3.850% due 10/3/05; Proceeds at

maturity — $13,306,268; (Fully collateralized by

various U.S. government & agency obligations,

0.000% to 8.875% due 10/15/05 to 8/6/38;

Market value — $13,568,046)

(Cost — $13,302,000)
$
13,302,000

TOTAL INVESTMENTS — 100.1%

(Cost — $186,966,134#)

263,770,942

Liabilities in Excess of Other Assets — (0.1)%

(251,323
)

TOTAL NET ASSETS — 100.0%
$
263,519,619

*
Non-income producing security.

#
Aggregate cost for federal income tax purposes is $187,024,364.

 Abbreviation used in this schedule:   HOLDRs — Holding Company Depositary
Receipts

 See Notes to Financial Statements.

 Smith Barney Small Cap Growth Fund 2005 Annual Report 17

 Statement of Assets and Liabilities
(September 30, 2005)

ASSETS:

Investments, at value (Cost — $186,966,134)
$
263,770,942

Cash

982

Receivable for securities sold

1,565,559

Receivable for Fund shares sold

212,706

Dividends and interest receivable

24,063

Prepaid expenses

31,489

Total Assets

265,605,741

LIABILITIES:

Payable for securities purchased

1,377,155

Transfer agent fees payable

184,924

Payable for Fund shares repurchased

174,104

Management fee payable

160,839

Distribution fees payable

60,773

Directors’ fees payable

495

Accrued expenses

127,832

Total Liabilities

2,086,122

Total Net Assets
$
263,519,619

NET ASSETS:

Par value (Note 5)
$
24,988

Paid-in capital in excess of par value

502,244,431

Accumulated net realized loss on investments

(315,554,608
)

Net unrealized appreciation on investments

76,804,808

Total Net Assets
$
263,519,619

Shares Outstanding:

Class 1

630,061

Class A

13,204,074

Class B

9,576,948

Class C

1,576,430

Net Asset Value:

Class 1 (and redemption price)

$10.70

Class A (and redemption price)

$10.74

Class B*

$10.30

Class C*

$10.41

Maximum Public Offering Price Per Share:

Class 1 (based on maximum sales charge of 8.50%)

$11.69

Class A (based on maximum sales charge of 5.00%)

$11.31

*
Redemption price is NAV of Class B and C shares reduced by a 5.00% and 1.00% CDSC, respectively, if shares are redeemed within one year from purchase payment (See Note 2).

 See Notes to Financial Statements.

 18 Smith Barney Small Cap
Growth Fund 2005 Annual Report

 Statement of
Operations (For the year ended September 30, 2005)

INVESTMENT INCOME:

Dividends
$
904,037

Interest

176,390

Less: Foreign taxes withheld

(3,545
)

Total Investment Income

1,076,882

EXPENSES:

Management fee (Note 2)

2,284,009

Distribution fees (Notes 2 and 4)

1,505,056

Transfer agent fees (Notes 2 and 4)

839,468

Shareholder reports (Note 4)

134,345

Registration fees

50,453

Custody fees

41,260

Audit and tax

26,501

Directors’ fees

24,857

Legal fees

19,862

Insurance

10,188

Miscellaneous expenses

4,918

Total Expenses

4,940,917

Net Investment Loss

(3,864,035
)

REALIZED AND UNREALIZED GAIN ON INVESTMENTS (NOTES 1 AND 3):

Net Realized Gain From Investments

44,592,777

Change in Net Unrealized Appreciation/Depreciation From Investments

2,972,657

Net Gain on Investments

47,565,434

Increase in Net Assets From Operations
$
43,701,399

 See Notes to Financial Statements.

 Smith Barney Small Cap Growth
Fund 2005 Annual Report 19

 Statements of
Changes in Net Assets (For the years ended September 30,)

2005

2004

OPERATIONS:

Net investment loss
$
(3,864,035
)
$
(4,399,726
)

Net realized gain

44,592,777

30,800,068

Change in net unrealized appreciation/depreciation

2,972,657

(9,738,487
)

Increase in Net Assets From Operations

43,701,399

16,661,855

FUND SHARE TRANSACTIONS (NOTE 5):

Net proceeds from sale of shares

23,633,003

38,410,776

Cost of shares repurchased

(137,609,704
)

(55,437,898
)

Decrease in Net Assets From Fund Share Transactions

(113,976,701
)

(17,027,122
)

Decrease in Net Assets

(70,275,302
)

(365,267
)

NET ASSETS:

Beginning of year

333,794,921

334,160,188

End of year
$
263,519,619

$
333,794,921

 See Notes to Financial Statements.

 20 Smith Barney Small Cap Growth Fund 2005 Annual Report

 Financial Highlights

 For a share of each class of capital stock outstanding throughout each year ended September 30:

Class 1 Shares(1)

2005

2004

2003

2002

2001

Net Asset Value, Beginning of Year
$
9.12

$
8.68

$
6.59

$
8.11

$
17.13

Income (Loss) From Operations:

Net investment loss

(0.10
)

(0.10
)

(0.12
)

(0.12
)

(0.11
)

Net realized and unrealized gain (loss)

1.68

0.54

2.21

(1.40
)

(8.91
)

Total Income (Loss) From Operations

1.58

0.44

2.09

(1.52
)

(9.02
)

Net Asset Value, End of Year
$
10.70

$
9.12

$
8.68

$
6.59

$
8.11

Total Return(2)

17.32
%

5.07
%

31.71
%

(18.74
)%

(52.66
)%

Net Assets, End of Year (000s)
$
6,739

$
6,240

$
6,279

$
4,984

$
6,243

Ratios to Average Net Assets:

Gross expenses

1.42
%

1.34
%

1.91
%

1.62
%

1.29
%

Net expenses

1.42

1.32
(3)

1.91

1.62

1.29

Net investment loss

(1.05
)

(1.07
)

(1.63
)

(1.32
)

(0.87
)

Portfolio Turnover Rate

70
%

118
%

115
%

96
%

223
%

(1)
Per share amounts have been calculated using the average shares method.

(2)
 Performance figures may reflect voluntary fee waivers and/or expense reimbursements. Past performance is no guarantee of future results. In the absence of voluntary fee waivers and/or expense reimbursements, the total return would have been lower.

(3)
The investment manager voluntarily waived a portion of its fees.

 See Notes to Financial Statements.

 Smith Barney Small Cap Growth Fund 2005 Annual Report 21

 Financial Highlights
(continued)

 For a share of each class of capital stock outstanding throughout each year ended September 30:

Class A Shares(1)

2005

2004

2003

2002

2001

Net Asset Value, Beginning of Year
$
9.16

$
8.72

$
6.59

$
8.10

$
17.13

Income (Loss) From Operations:

Net investment loss

(0.11
)

(0.11
)

(0.09
)

(0.11
)

(0.11
)

Net realized and unrealized gain (loss)

1.69

0.55

2.22

(1.40
)

(8.92
)

Total Income (Loss) From Operations

1.58

0.44

2.13

(1.51
)

(9.03
)

Net Asset Value, End of Year
$
10.74

$
9.16

$
8.72

$
6.59

$
8.10

Total Return(2)

17.25
%

5.05
%

32.32
%

(18.64
)%

(52.71
)%

Net Assets, End of Year (000s)
$
141,764

$
136,049

$
134,160

$
96,991

$
109,386

Ratios to Average Net Assets:

Gross expenses

1.45
%

1.37
%

1.52
%

1.52
%

1.34
%

Net expenses

1.45

1.35
(3)

1.52

1.52

1.34

Net investment loss

(1.09
)

(1.11
)

(1.25
)

(1.22
)

(0.92
)

Portfolio Turnover Rate

70
%

118
%

115
%

96
%

223
%

(1)
Per share amounts have been calculated using the average shares method.

(2)
 Performance figures may reflect voluntary fee waivers and/or expense reimbursements. Past performance is no guarantee of future results. In the absence of voluntary fee waivers and/or expense reimbursements, the total return would have been lower.

(3)
The investment manager voluntarily waived a portion of its fees.

 See Notes to Financial Statements.

 22 Smith Barney Small Cap
Growth Fund 2005 Annual Report

 Financial
Highlights (continued)

 For a share of each class of capital stock outstanding throughout each year ended September 30:

Class B Shares(1)

2005

2004

2003

2002

2001

Net Asset Value, Beginning of Year
$
8.84

$
8.48

$
6.46

$
8.00

$
17.03

Income (Loss) From Operations:

Net investment loss

(0.17
)

(0.17
)

(0.14
)

(0.17
)

(0.20
)

Net realized and unrealized gain (loss)

1.63

0.53

2.16

(1.37
)

(8.83
)

Total Income (Loss) From Operations

1.46

0.36

2.02

(1.54
)

(9.03
)

Net Asset Value, End of Year
$
10.30

$
8.84

$
8.48

$
6.46

$
8.00

Total Return(2)

16.52
%

4.25
%

31.27
%

(19.25
)%

(53.02
)%

Net Assets, End of Year (000s)
$
98,603

$
96,470

$
98,445

$
84,984

$
116,761

Ratios to Average Net Assets:

Gross expenses

2.17
%

2.10
%

2.26
%

2.26
%

2.07
%

Net expenses

2.17

2.08
(3)

2.26

2.26

2.07

Net investment loss

(1.81
)

(1.83
)

(1.98
)

(1.96
)

(1.65
)

Portfolio Turnover Rate

70
%

118
%

115
%

96
%

223
%

(1)
Per share amounts have been calculated using the average shares method.

(2)
 Performance figures may reflect voluntary fee waivers and/or expense reimbursements. Past performance is no guarantee of future results. In the absence of voluntary fee waivers and/or expense reimbursements, the total return would have been lower.

(3)
The investment manager voluntarily waived a portion of its fees.

 See Notes to Financial Statements.

 Smith Barney Small Cap Growth Fund 2005 Annual Report 23

 Financial Highlights
(continued)

 For a share of each class of capital stock outstanding throughout each year ended September 30:

Class C Shares(1)(2)

2005

2004

2003

2002

2001

Net Asset Value, Beginning of Year
$
8.93

$
8.55

$
6.50

$
8.02

$
17.04

Income (Loss) From Operations:

Net investment loss

(0.16
)

(0.16
)

(0.12
)

(0.15
)

(0.17
)

Net realized and unrealized gain (loss)

1.64

0.54

2.17

(1.37
)

(8.85
)

Total Income (Loss) From Operations

1.48

0.38

2.05

(1.52
)

(9.02
)

Net Asset Value, End of Year
$
10.41

$
8.93

$
8.55

$
6.50

$
8.02

Total Return(3)

16.57
%

4.44
%

31.54
%

(18.95
)%

(52.93
)%

Net Assets, End of Year (000s)
$
16,414

$
19,209

$
21,514

$
18,358

$
26,368

Ratios to Average Net Assets:

Gross expenses

1.99
%

1.96
%

1.97
%

2.01
%

1.93
%

Net expenses

1.99

1.94
(4)

1.97

2.01

1.93

Net investment loss

(1.63
)

(1.70
)

(1.69
)

(1.71
)

(1.50
)

Portfolio Turnover Rate

70
%

118
%

115
%

96
%

223
%

(1)
Per share amounts have been calculated using the average shares method.

(2)
On April 29, 2004, Class L shares were renamed as Class C shares.

(3)
 Performance figures may reflect voluntary fee waivers and/or expense reimbursements. Past performance is no guarantee of future results. In the absence of voluntary fee waivers and/or expense reimbursements, the total return would have been lower.

(4)
The investment manager voluntarily waived a portion of its fees.

 See Notes to Financial Statements.

 24 Smith Barney Small Cap Growth
Fund 2005 Annual Report

 Notes to Financial Statements

 1.   Organization and Significant Accounting Policies

 The Smith Barney Small Cap Growth Fund (the “Fund”), a separate diversified series of
Smith Barney Investment Funds Inc. (“Company”). The Company, a Maryland corporation, is registered under the Investment Company Act of 1940 (“1940 Act”), as amended, as an open-end management investment company.

      The following are significant accounting policies consistently followed by the Fund and are in conformity with U.S. generally accepted accounting principles (“GAAP”).
Estimates and assumptions are required to be made regarding assets, liabilities and changes in net assets resulting from operations when financial statements are prepared. Changes in the economic environment, financial markets and any other parameters used in determining these estimates could cause actual results to differ.

      (a)   Investment Valuation. Equity
securities for which market quotations are available are valued at the last sale price or official closing price on the primary market or exchange on which they trade. Debt securities are valued at the mean between the bid and asked prices provided by an independent pricing service that are based on transactions in debt obligations, quotations from bond dealers, market transactions in comparable securities and various relationships between securities. When prices are not readily available, or are determined not to reflect fair value, such as when the value of a security has been significantly affected by events after the close of the exchange or market on which the security is principally traded, but before the Fund calculates its net asset value, the Fund may value these investments at fair value as determined in accordance with the procedures approved by the Fund’s Board of Directors. Short-term obligations with maturities of 60 days or less are valued at amortized cost, which approximates market value.

      (b)   Repurchase Agreements. When entering into repurchase agreements, it is the
Fund’s policy that its custodian or a third party custodian takes possession of the underlying collateral securities, the market value of which at least equals the principal amount of the repurchase transaction, including accrued interest. To the extent that any repurchase transaction exceeds one business day, the value of the collateral is marked-to-market to ensure the adequacy of the collateral. If the seller defaults, and the market value of the collateral declines or if bankruptcy proceedings are commenced with respect to the seller of the security, realization of the collateral by the Fund may be delayed or limited.

      (c)   Security
Transactions and Investment Income. Security transactions are accounted for on a trade date basis. Interest income, adjusted for amortization of premium and accretion of discount, is recorded on the accrual basis. Dividend income is recorded on the ex-dividend date. Foreign dividend income is recorded on the ex-dividend date or as soon as practical after the Fund determines the existence of a dividend declaration after exercising reasonable due diligence. The cost of investments sold is determined by use of the specific identification method. To the extent any issuer defaults on an expected interest payment, the Fund’s policy is to generally halt any additional interest income accruals and consider the realizability of interest accrued up to the date of default.

      (d)   Distributions to Shareholders. Distributions from net investment income and distributions of net realized gains, if any, are declared at least annually. Distributions to shareholders of the Fund are recorded on the ex-dividend date and are determined in accordance with income tax regulations, which may differ from GAAP.

 Smith Barney Small Cap Growth Fund 2005 Annual Report 25

 Notes to Financial Statements (continued)

      (e)   Class
Accounting. Investment income, common expenses and realized/unrealized gain (loss) on investments are allocated to the various classes of the Fund on the basis of daily net assets of each class. Fees relating to a specific class are charged directly to that class.

      (f )   Federal and Other Taxes. It is the Fund’s policy to
comply with the federal income and excise tax requirements of the Internal Revenue Code of 1986, as amended, applicable to regulated investment companies. Accordingly, the Fund intends to distribute substantially all of its taxable income and net realized gains on investments, if any, to shareholders each year. Therefore, no federal income tax provision is required in the Fund’s financial statements. Under the applicable foreign tax laws, a withholding tax may be imposed on interest, dividends and capital gains at various rates.

      (g)   Reclassification. GAAP requires that certain components of net assets be adjusted to reflect permanent differences between financial and tax reporting. These reclassifications have no effect on net assets or net asset values per share. During the current fiscal year, the following reclassifications have been made:

Accumulated

Net Investment
Paid-in

Loss
Capital

(a)
$3,864,035
$(3,864,035)

(a) Reclassifications are primarily due to a tax net operating loss.

 2.   Management Agreement and Other Transactions with Affiliates

 Smith Barney Fund Management LLC
(“SBFM”), an indirect wholly-owned subsidiary of Citigroup Inc. (“Citigroup”), acts as investment manager to the Fund. The Fund pays SBFM a management fee calculated at an annual rate of 0.75% of the Fund’s average daily net assets. This fee is calculated daily and paid monthly.

      Citicorp Trust Bank, fsb. (“CTB”), another subsidiary of Citigroup, acts as the Fund’s transfer agent. PFPC Inc. (“PFPC”) and Primerica Shareholder Services (“PSS”), another subsidiary of Citigroup, act as the Fund’s sub-transfer agents. CTB receives account fees and asset-based fees that vary according to the size and type of account. PFPC and PSS are responsible for shareholder recordkeeping and financial processing for all shareholder accounts and are paid by CTB. For the year ended September 30, 2005, the Fund paid transfer agent fees of
$312,750 to CTB.

      Citigroup Global Markets Inc. (“CGM”) and PFS Distributors, Inc., both of which are subsidiaries of Citigroup, act as the Fund’s distributors.

      There are maximum initial sales charges of 8.50% and 5.00% for Class 1 and A shares, respectively. There is a contingent deferred sales charge
(“CDSC”) of 5.00% on Class B shares, which applies if redemption occurs within one year from purchase payment. This CDSC declines thereafter by 1.00% per year until no CDSC is incurred. Class C shares have a 1.00% CDSC, which applies if redemption occurs within one year from purchase payment. In certain cases, Class A shares have a 1.00% CDSC, which applies if redemption occurs within one year from purchase payment. This CDSC only applies to those purchases of Class A shares, which, when combined with current holdings of Class A shares, equal or exceed $1,000,000 in the aggregate. These purchases do not incur an initial sales charge.

 26 Smith Barney Small Cap Growth Fund 2005 Annual Report

 Notes to Financial Statements (continued)

      For the year ended September 30, 2005, CGM and its affiliates received sales charges of approximately $16,000 and $460,000 on sales of the Fund’s Class 1 and A shares, respectively. In addition, for the year ended September 30, 2005, CDSCs paid to CGM and its affiliates were approximately:

Class A
Class B
Class C

CDSCs
$0*
$208,000
$1,000

*Amount represents less than $1,000.

      For the year ended September 30, 2005, CGM and its affiliates received brokerage commissions of $6,836.

      Certain officers and one Director of the Company
are employees of Citigroup or its affiliates and do not receive compensation from the Company.

 3.   Investments
 During the year ended September
30, 2005, the aggregate cost of purchases and proceeds from sales of investments (excluding short-term investments) were as follows:

Purchases
$
208,184,544

Sales

330,058,421

      At September 30, 2005, the aggregate gross unrealized appreciation and depreciation of investments for federal income tax purposes were as follows:

Gross unrealized appreciation
$
78,762,389

Gross unrealized depreciation

(2,015,811
)

Net unrealized appreciation
$
76,746,578

 4.   Class Specific Expenses

 Pursuant to a Distribution Plan, the Fund pays a service
fee with respect to its Class A, B and C shares calculated at the annual rate of 0.25% of the average daily net assets of each respective class. The Fund also pays a distribution fee with respect to its Class B and C shares calculated at the annual rate of 0.75% of the average daily net assets of each class. For the year ended September 30, 2005, total Distribution fees, which are accrued daily and paid monthly, were as follows:

Class A
Class B
Class C

Distribution Fees

$347,249
$979,660
$178,147

For the year ended September 30, 2005, total Transfer Agent fees were as follows:

Class 1
Class A
Class B
Class C
Class Y†

Transfer Agent Fees
$37,100
$475,121
$300,729
$26,430
$88

 Smith Barney Small Cap Growth Fund 2005 Annual Report 27

 Notes to Financial Statements (continued)

      For the year ended
September 30, 2005, total Shareholder Reports expenses were as follows:

Class 1
Class A
Class B
Class C
Class Y†

Shareholder Reports Expenses
$2,401
$73,360
$52,042
$5,962
$580

† On May 9, 2005, Class Y shares were liquidated.

 5.   Capital Shares

 At September 30, 2005, the Company had ten billion shares of capital stock authorized with a par value of $0.001 per share. The Fund has the ability to issue multiple classes of shares. Each share of a class represents an identical interest in the Fund and has the same rights, except that each class bears certain direct expenses, including those specifically related to the distribution of its shares.

      Transactions in shares of each class were as follows:

Year Ended

Year Ended

September 30, 2005

September 30, 2004

Shares

Amount

Shares

Amount

Class 1

Shares sold
62,499

$
606,408

67,859

$
643,883

Shares repurchased
(116,724
)

(1,151,296
)
(107,228
)

(1,002,247
)

Net Decrease
(54,225
)
$
(544,888
)
(39,369
)
$
(358,364
)

Class A

Shares sold
1,311,423

$
13,001,791

2,200,595

$
20,937,514

Shares repurchased
(2,964,168
)

(29,367,590
)
(2,733,959
)

(25,798,132
)

Net Decrease
(1,652,745
)
$
(16,365,799
)
(533,364
)
$
(4,860,618
)

Class B

Shares sold
956,054

$
9,089,583

1,447,969

$
13,385,714

Shares repurchased
(2,285,986
)

(21,792,015
)
(2,148,926
)

(19,726,132
)

Net Decrease
(1,329,932
)
$
(12,702,432
)
(700,957
)
$
(6,340,418
)

Class C*

Shares sold
96,858

$
935,151

369,847

$
3,443,665

Shares repurchased
(671,706
)

(6,478,343
)
(734,967
)

(6,777,910
)

Net Decrease
(574,848
)
$
(5,543,192
)
(365,120
)
$
(3,334,245
)

Class Y†

Shares sold
8

$
70

—

$
—

Shares repurchased
(8,048,143
)

(78,820,460
)
(223,960
)

(2,133,477
)

Net Decrease
(8,048,135
)
$
(78,820,390
)
(223,960
)
$
(2,133,477
)

*
On April 29, 2004, Class L shares were renamed as Class C shares.

†
On May 9, 2005, Class Y shares were liquidated.

 28 Smith Barney Small Cap Growth
Fund 2005 Annual Report

 Notes to Financial Statements
(continued)

 6.   Income Tax Information and Distributions to Shareholders

 For the years ended September 30, 2005 and 2004, the Fund did not make any distributions.

      As of September 30, 2005, the components of accumulated earnings on a tax basis were as follows:

Capital loss carryforward*
$
(315,496,378
)

Unrealized appreciation(a)

76,746,578

Total accumulated losses
$
(238,749,800
)

*
 During the taxable year ended September 30, 2005, the Fund utilized $44,646,155 of its capital loss carryover available from prior years. As of September 30, 2005, the Fund had the following net capital loss carryforwards remaining:

Year of Expiration

Amount

9/30/2009

$
(36,806,960
)

9/30/2010

(184,437,252
)

9/30/2011

(94,252,166
)

$
(315,496,378
)

These amounts will be available to offset any future taxable gains.

(a)
The difference between book-basis and tax-basis unrealized appreciation / (depreciation) is attributable primarily to the tax deferral of losses on wash sales.

 7.   Regulatory Matters

 On May 31, 2005, the U.S. Securities and Exchange Commission (“SEC”) issued an order in connection with the settlement of an administrative proceeding against SBFM and CGM relating to the appointment of an affiliated transfer agent for the Smith Barney family of mutual funds (the “Funds”).

     The SEC order finds that SBFM and CGM willfully violated Section 206(1) of the Investment Advisers Act of 1940 (“Advisers Act”). Specifically, the order finds that SBFM and CGM knowingly or recklessly failed to disclose to the boards of the Funds in 1999 when proposing a new transfer agent arrangement with an affiliated transfer agent that: First Data Investors Services Group (“First Data”), the Funds’
then-existing transfer agent, had offered to continue as transfer agent and do the same work for substantially less money than before; and that Citigroup Asset Management (“CAM”), the Citigroup business unit that includes the
Funds’ investment manager and other investment advisory companies, had entered into a side letter with First Data under which CAM agreed to recommend the appointment of First Data as sub-transfer agent to the affiliated transfer agent in exchange for, among other things, a guarantee by First Data of specified amounts of asset management and investment banking fees to CAM and CGM. The order also finds that SBFM and CGM willfully violated Section 206(2) of the Advisers Act by virtue of the omissions discussed above and other misrepresentations and omissions in the materials provided to the Funds’ boards, including the failure to make clear that the affiliated transfer agent would earn a high profit for performing limited functions while First Data continued to perform almost all of the transfer agent functions, and the suggestion that the proposed arrangement was in the Funds’ best interests and that no viable alternatives existed. SBFM and CGM do not admit or deny any wrongdoing or liability. The settlement does not establish wrongdoing or liability for purposes of any other proceeding.

 Smith Barney Small Cap Growth Fund 2005 Annual Report 29

 Notes to Financial Statements (continued)

     The SEC censured SBFM and CGM and ordered them to cease and desist from violations of Sections 206(1) and 206(2) of the Advisers Act. The order requires Citigroup to pay $208.1 million, including $109 million in disgorgement of profits, $19.1 million in interest, and a civil money penalty of $80 million. Approximately $24.4 million has already been paid to the Funds, primarily through fee waivers. The remaining $183.7 million, including the penalty, has been paid to the U.S. Treasury and will be distributed pursuant to a plan prepared by Citigroup and submitted for approval by the SEC. The order also requires that transfer agency fees received from the Funds since
December 1, 2004 less certain expenses be placed in escrow and provides that a portion of such fees may be subsequently distributed in accordance with the terms of the order.

      The order requires SBFM to recommend a new transfer agent contract to the Fund boards within 180 days of the entry of the order; if a Citigroup affiliate submits a proposal to serve as transfer agent or sub-transfer agent, an independent monitor must be engaged at the expense of SBFM and CGM to oversee a competitive bidding process. Under the order, Citigroup also must comply with an amended version of a vendor policy that Citigroup instituted in August 2004. That policy, as amended, among other things, requires that when requested by a Fund board, CAM will retain at its own expense an independent consulting expert to advise and assist the board on the selection of certain service providers affiliated with
Citigroup.

      At this time, there is no certainty as to how the proceeds of the settlement will be distributed, to whom such distributions will be made, the methodology by which such distributions will be allocated, and when such distributions will be made. Although there can be no assurance, Citigroup does not believe that this matter will have a material adverse effect on the Funds.

 8.   Legal Matters

 Beginning in August 2005, five class action lawsuits alleging violations of federal securities laws and state law were filed against CGM and SBFM,
(collectively, the “Defendants”) based on the May 31, 2005 settlement order issued against the Defendants by the SEC described in Note 7. The complaints seek injunctive relief and compensatory and punitive damages, removal of SBFM as the adviser for the Smith Barney family of funds, rescission of the Funds’ management and other contracts with SBFM, recovery of all fees paid to SBFM pursuant to such contracts, and an award of attorneys’ fees and litigation expenses.

      On October 5, 2005, a motion to consolidate the five actions and any subsequently filed, related action was filed. That motion contemplates that a consolidated amended complaint alleging substantially similar causes of action will be filed in the future.

      As of the date of this report, CAM believes that resolution of the pending lawsuit will not have a material effect on the financial position or results of operations of the Funds or the ability of the Advisers and their affiliates to continue to render services to the Funds under their respective contracts.

 *   *   *

      Beginning in June 2004, class action lawsuits alleging violations of the federal securities laws were filed against CGM and a number of its affiliates, including SBFM and Salomon

 30 Smith Barney Small Cap Growth Fund 2005 Annual Report

 Notes to Financial Statements (continued)

 Brothers Asset Management Inc (the “Advisers”), substantially all of the mutual funds managed by the Advisers, including the Fund (the “Funds”), and directors or trustees of the Funds (collectively, the
“Defendants”). The complaints alleged, among other things, that CGM created various undisclosed incentives for its brokers to sell Smith Barney and Salomon Brothers funds. In addition, according to the complaints, the Advisers caused the
Funds to pay excessive brokerage commissions to CGM for steering clients towards proprietary funds. The complaints also alleged that the defendants breached their fiduciary duty to the Funds by improperly charging Rule 12b-1 fees and by drawing on fund assets to make undisclosed payments of soft dollars and excessive brokerage commissions. The complaints also alleged that the Funds failed to adequately disclose certain of the allegedly wrongful conduct. The complaints sought injunctive relief and compensatory and punitive damages, rescission of the Funds’ contracts with the Advisers, recovery of all fees paid to the Advisers pursuant to such contracts and an award of attorneys’ fees and litigation expenses.

     On December 15, 2004, a consolidated amended complaint (the “Complaint”) was filed alleging substantially similar causes of action. While the lawsuit is in its earliest stages, to the extent that the Complaint purports to state causes of action against the Funds, CAM believes the Funds have significant defenses to such allegations, which the Funds intend to vigorously assert in responding to the Complaint.

     Additional lawsuits arising out of these circumstances and presenting similar allegations and requests for relief may be filed against the Defendants in the future.

     As of the date of this report, CAM and the Funds believe that the resolution of the pending lawsuit will not have a material effect on the financial position or results of operations of the
Funds or the ability of the Advisers and their affiliates to continue to render services to the Funds under their respective contracts.

      The Defendants have moved to dismiss the
Complaint. Those motions are pending before the court.

 Smith Barney Small Cap Growth Fund 2005 Annual Report 31

 Notes to Financial Statements (continued)

 9.   Other
Matters

 On June 24, 2005, Citigroup announced that it has signed a definitive agreement under which Citigroup will sell substantially all of its worldwide asset management business to Legg Mason, Inc.
(“Legg Mason”).

      As part of this transaction, SBFM (the “Manager”), currently an indirect wholly owned subsidiary of Citigroup, would become an indirect wholly owned subsidiary of Legg Mason. The Manager is the investment manager to the Fund.

      The transaction is subject to certain regulatory approvals, as well as other customary conditions to closing. Subject to such approvals and the satisfaction of the other conditions, Citigroup expects the transaction to be completed later this year.

      Under the 1940
Act, consummation of the transaction will result in the automatic termination of the Fund’s investment management agreement with the Manager. Therefore, the Fund’s Board has approved a new investment management agreement between the Fund and the Manager to become effective upon the closing of the sale to Legg Mason. The new investment management agreement has been presented to the shareholders of the Fund for their approval.

      The Fund has received information from CAM concerning SBFM, an investment management company that is part of CAM. The information received from CAM is as follows: On September 16, 2005, the staff of the Securities and Exchange
Commission (the “Commission”) informed SBFM that the staff is considering recommending that the Commission institute administrative proceedings against SBFM for alleged violations of Sections 19(a) and 34(b) of the 1940 Act (and related
Rule 19a-1). The notification is a result of an industry wide inspection undertaken by the Commission and is based upon alleged deficiencies in disclosures regarding dividends and distributions paid to shareholders of certain funds. In connection with the contemplated proceedings, the staff may seek a cease and desist order and/or monetary damages from SBFM.

      Although there can be no assurance, SBFM believes that this matter is not likely to have a material adverse effect on the Fund or SBFM’s ability to perform investment management services relating to the Fund.

      The Commission
staff’s recent notification will not affect the sale by Citigroup of substantially all of CAM’s worldwide business to Legg Mason, which Citigroup continues to expect will occur in the fourth quarter of this year.

 32 Smith Barney Small Cap Growth Fund 2005 Annual Report

 Report of Independent Registered Public Accounting Firm

 The Shareholders and Board of Directors
 Smith
Barney Investment Funds Inc.:

 We have audited the accompanying statement of assets and liabilities, including the schedule of investments, of Smith Barney Small Cap Growth Fund of Smith Barney
Investment Funds Inc. as of September 30, 2005, and the related statement of operations for the year then ended, the statements of changes in net assets for each of the years in the two-year period then ended, and the financial highlights for each of the years in the five-year period then ended. These financial statements and financial highlights are the responsibility of the Fund’s management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

      We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of September 30, 2005, by correspondence with the custodian and brokers or by other appropriate procedures. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of Smith Barney Small Cap Growth Fund of
Smith Barney Investment Funds Inc. as of September 30, 2005, and the results of its operations for the year then ended, the changes in its net assets for each of the years in the two-year period then ended, and the financial highlights for each of the years in the five-year period then ended, in conformity with U.S. generally accepted accounting principles.

 New York, New York
 November 18, 2005

 Smith Barney Small Cap Growth Fund 2005 Annual Report 33

 Board Approval of Management Agreement (unaudited)

 At separate meetings of the Fund’s Board of Directors, the Board considered the re-approval for an annual period of the Fund’s management agreement (the “Agreement”), pursuant to which Smith Barney Fund Management LLC (the “Manager”) provides the Fund with investment advisory and administrative services. The Board members who are not “interested persons” (as defined in the Investment Company Act of 1940, as amended (the “Independent Directors”)) of the Fund were assisted in their review by Fund counsel and independent legal counsel and met with independent legal counsel in executive sessions separate from representatives of the Manager. The Independent Directors requested and received information from the Manager they deemed reasonably necessary for their review of the Agreement and the Manager’s performance. This information was initially reviewed by a special committee comprised of all of the Independent Directors and then by the full Board. Prior to the Board’s deliberations, Citigroup had announced an agreement to sell the Manager to Legg Mason, which, subject to certain approvals, was expected to be effective later in the year. Consequently, representatives of Legg Mason discussed with the Board Legg Mason’s intentions regarding the preservation and strengthening of the Manager’s business. The Independent Directors also requested and received certain assurances from senior management of Legg Mason regarding the continuation of the Fund’s portfolio management team and of the level of other services provided to the Fund and its shareholders should the sale of the Manager be consummated. At subsequent Board meetings, representatives of Citigroup Asset Management (“CAM”) and Legg Mason made additional presentations to and responded to further questions from the Board regarding Legg Mason’s acquisition of the Manager. After considering these presentations and reviewing additional written materials provided by CAM and Legg Mason, the Board, including the Independent Directors, approved, subject to shareholder approval, a new Agreement permitting the Manager to continue to provide its services to the Fund after consummation of the sale of the Manager to Legg Mason.

      In voting to approve the Agreement, the Independent Directors considered whether the approval of the Agreement would be in the best interests of the Fund and its shareholders, an evaluation based on several factors including those discussed below.

 Analysis of the Nature, Extent and Quality of the Services provided to the Fund

 The Board received a presentation from representatives of the Manager regarding the nature, extent and quality of services provided to the Fund and other funds in the CAM fund complex. In addition, the Independent Directors received and considered other information regarding the services provided to the Fund by the Manager under the Agreement during the past year, including a description of the administrative and other services rendered to the Fund and its shareholders by the
Manager. The Board noted information received at regular meetings throughout the year related to the services rendered by the Manager about the management of the Fund’s affairs and the Manager’s role in coordinating the activities of the
Fund’s other service providers. The Board’s evaluation of the services provided by the Manager took into account the Board’s knowledge and familiarity gained as Board members of funds in the CAM fund complex, including the scope and quality of the Manager’s investment management and other capabilities and the quality of its administrative and other services. The Board observed that the scope of services provided by the

 34 Smith Barney Small Cap Growth Fund 2005 Annual Report

 Board Approval of Management Agreement (unaudited) (continued)

 Manager had expanded over time as a result of regulatory and other developments, including maintaining and monitoring its own and the Fund’s expanded compliance programs. The Board also considered the Manager’s response to recent regulatory compliance issues affecting it and the CAM fund complex. The Board reviewed information received from the Manager and the Fund’s Chief Compliance Officer regarding the implementation to date of the Fund’s compliance policies and procedures established pursuant to Rule 38a-1 under the Investment Company Act of
1940, as amended.

      The Board reviewed the qualifications, backgrounds and responsibilities of the Fund’s senior personnel and the portfolio management team primarily responsible for the day-to-day portfolio management of the Fund. The Board also considered the willingness of the Manager to consider and implement organizational changes to improve investment results and the services provided to the CAM fund complex. The Board noted that the Manager’s Office of the Chief Investment Officer, comprised of the senior officers of the investment teams managing the funds in the CAM complex, participates in reporting to the Board on investment matters.
The Board also considered, based on its knowledge of the Manager and its affiliates, the financial resources available to CAM and its parent organization, Citigroup Inc.

      The
Board also considered the Manager’s brokerage policies and practices, the standards applied in seeking best execution, the Manager’s policies and practices regarding soft dollars, the use of a broker affiliated with the Manager and the existence of quality controls applicable to brokerage allocation procedures. In addition, management also reported to the Board on, among other things, its business plans, recent organizational changes and portfolio manager compensation plan.

      The Board concluded that, overall, it was satisfied with the nature, extent and quality of services provided (and expected to be provided) under the Agreement by the
Manager.

 Fund Performance

 The Board received and reviewed performance information for the Fund and for a group of comparable funds (the
“Performance Universe”) selected by Lipper Inc., an independent provider of investment company data. The Board was provided with a description of the methodology Lipper used to determine the similarity of the Fund with the funds included in the Performance Universe. The Board also was provided with information comparing the Fund’s performance to the Lipper category averages over various time periods. The Board members noted that they had also received and discussed with management information throughout the year at periodic intervals comparing the Fund’s performance against its benchmark index. The information comparing the Fund’s performance to that of the Performance Universe, consisting of all retail and institutional funds classified as “small-cap growth funds” by Lipper, was for the one-, three- and five-year periods ended March 31, 2005. The Fund performed below the median for each period. The Board members discussed with the
Manager’s Chief Investment Officer (the “CIO”) responsible for the Fund’s portfolio management team the reasons for the Fund’s underperformance compared to the Performance Universe during the periods covered by the
Lipper data. The CIO stated that, in response to the Board’s earlier request, management had been carefully monitoring the performance of the Fund’s portfolio management team and had taken steps to improve the securities selection process used in managing the Fund’s investments. The CIO stated that management would continue to monitor the performance of the Fund’s portfolio manager

 Smith Barney Small
Cap Growth Fund 2005 Annual Report 35

 Board Approval of Management
Agreement (unaudited) (continued)

 and report to the Board on the results of the actions taken. The Board also reviewed performance information provided by the Manager for periods ended June 2005, which showed the Fund’s performance had improved during the second quarter, but was still below the Lipper category average. Based on its review, the Board generally was satisfied with management’s efforts to improve the Fund’s performance, but concluded that it was necessary to continue to closely monitor the performance of the Fund and its portfolio management team.

 Management Fees and Expense Ratios

The Board reviewed and considered the contractual management fee (the “Contractual Management Fee”) payable by the Fund to the Manager for investment advisory and administrative services in light of the nature, extent and quality of the management services provided by the Manager.

      Additionally, the Board received and considered information comparing the Fund’s
Contractual Management Fee and the Fund’s overall expense ratio with those of funds in both the relevant expense group (the “Expense Group”) and a broader group of funds, each selected and provided by Lipper. The Board also reviewed information regarding the fees the Manager charged any of its other U.S. clients investing primarily in an asset class similar to that of the Fund including, where applicable, separate accounts. The Manager reviewed with the Board the significant differences in the scope of services provided to the Fund and to these other clients, noting that the Fund is provided with regulatory compliance and administrative services, office facilities and fund officers (including the
Fund’s chief executive, chief financial and chief compliance officers), and that the Manager coordinates and oversees the provision of services to the Fund by other fund service providers. The Board considered the fee comparisons in light of the scope of services required to manage these different types of accounts. The Board received an analysis of complex-wide management fees provided by the Manager, which, among other things, set out a proposed framework of fees based on asset classes.

      Management also discussed with the Board the Fund’s distribution arrangements. The Board was provided with information concerning revenues received by and certain expenses incurred by the Fund’s affiliated distributors and how the amounts received by the distributors are expended.

      The information comparing the Fund’s
Contractual Management Fee as well as its actual total expense ratio to its Expense Group, consisting of 15 retail front-end load funds (including the Fund) classified as “small-cap growth funds” by Lipper, showed that the Fund’s
Contractual Management Fee was lower than the median of management fees paid by the other funds in the Expense Group. The Board noted that the Fund’s actual total expense ratio also was lower than the median of total expense ratios of the other funds in the Expense Group.

      Taking all of the above into consideration, the Board determined that the management fee was reasonable in light of the comparative expense information and the nature, extent and quality of the services provided to the Fund under the Agreement.

 36 Smith Barney Small Cap Growth Fund
2005 Annual Report

 Board Approval of Management Agreement
(unaudited) (continued)

 Manager Profitability

 The Board received and considered a profitability analysis of the Manager and its affiliates in providing services to the Fund. The Board also received profitability information with respect to the CAM fund complex as a whole. In addition, the Board received information with respect to the Manager’s allocation methodologies used in preparing this profitability data as well as a report from an outside consultant that had reviewed the Manager’s methodology. The Board also noted the profitability percentage ranges determined by appropriate court cases to be reasonable given the services rendered to investment companies. The Board determined that the Manager’s profitability was not excessive in light of the nature, extent and quality of the services provided to the Fund.

 Economies of Scale

 The Board received and considered information regarding whether there have been economies of scale with respect to the management of the Fund, whether the Fund has appropriately benefited from any economies of scale, and whether there is potential for realization of any further economies of scale. The Board considered whether economies of scale in the provision of services to the Fund were being passed along to the shareholders. The Board also considered whether alternative management fee structures (such as with breakpoints) would be more appropriate or reasonable taking into consideration economies of scale or other efficiencies.

     It was noted that a discussion of economies of scale generally is predicated on increasing assets and that, if a fund’s assets had been decreasing, as have the Fund’s assets, the possibility that the Manager may have realized any economies of scale in managing the Fund would be less. The Board also noted that as the Fund’s assets increase over time, the Fund and its shareholders should realize other economies of scale as certain expenses, such as fixed Fund fees, become a smaller percentage of overall assets. The Board noted that it appeared that the benefits of any economies of scale also would be appropriately shared with shareholders through increased investment in fund management and administration resources.

 Other Benefits to the Manager

 The Board considered other benefits received by the Manager and its affiliates as a result of the Manager’s relationship with the Fund, including any soft dollar arrangements, receipt of brokerage commissions and the opportunity to offer additional products and services to Fund shareholders.

      In light of the costs of providing investment management and other services to the Fund and the Manager’s ongoing commitment to the Fund, the profits and other ancillary benefits that the Manager and its affiliates received were considered reasonable.

      Based on their discussions and considerations, including those described above, the Board members approved the Agreement to continue for another year.

      No single factor reviewed by the Board was identified by the Board as the principal factor in determining whether to approve the Agreement.

 Smith Barney Small Cap Growth Fund 2005 Annual Report 37

 Board Approval of Management Agreement (unaudited) (continued)

 Approval of the New Agreement

 The Board, including the Independent Directors, approved the new Agreement to take effect if shareholders approve the new Agreement and Legg Mason acquires the Manager (the “Transaction”). Such approval was based on a number of factors, including Legg Mason’s assurances regarding the continuation of the Fund’s portfolio management team and the level of other services provided after the Transaction, and several of the factors discussed above continued to be relevant to the Board’s deliberations regarding the new Agreement. The Board also considered the following:

(i)
the reputation, financial strength and resources of Legg Mason and its investment advisory subsidiaries;

(ii)
 that representatives of CAM and Legg Mason advised the Board that following the Transaction, there is not expected to be any diminution in the nature, quality and extent of services provided to the Fund and its shareholders by the Manager, including compliance services;

(iii)
 the assurances from Citigroup and Legg Mason that, for a three year period fol- lowing the closing of the Transaction, the Manager will have substantially the same access to the Citigroup sales force when distributing Fund shares as is cur- rently provided to CAM and that other arrangements between the Manager and Citigroup sales channels will be preserved;

(iv)
 that Legg Mason and Citigroup intend to enter into an agreement in connection with the Transaction under which Citigroup-affiliated broker-dealers will continue to offer the Fund as an investment product, and the potential benefits to Fund shareholders from this and other third-party distribution access;

(v)
the potential benefits to Fund shareholders from being part of a combined fund family with Legg Mason-sponsored funds, including possible economies of scale and access to investment opportunities;

(vi)
that Citigroup and Legg Mason would derive benefits from the Transaction and that, as a result, they have a financial interest in the matters that were being con- sidered;

(vii)
the potential effects of regulatory restrictions on the Fund if Citigroup-affiliated broker-dealers remain the Fund’s principal underwriters; and

(viii)
the fact that the Fund’s total advisory and administrative fees will not increase by virtue of the new Agreement, but will remain the same.

      Based on their review of the materials provided and the assurances they had received from senior management of CAM and Legg
Mason, the Board members determined that the Transaction was not expected to adversely affect the nature, extent and quality of services provided by the Manager and that the Transaction was not expected to have a material adverse effect on the ability of the Manager to provide those services. It was noted, however, that changes in portfolio managers and other personnel could occur following the Transaction or after the combination of CAM’s operations with those of Legg Mason subsidiaries. The Board members noted that if current portfolio managers or other personnel cease to be available, the Board would consider all available options, which could include seeking the investment advisory or other services of Legg Mason affiliates or investment

 38 Smith Barney Small Cap Growth Fund 2005 Annual Report

 Board Approval of Management Agreement (unaudited) (continued)

 advisers not affiliated with Legg
Mason. In this regard, it was noted that Legg Mason indicated that it could potentially make available to the Manager additional portfolio management resources. Accordingly, the Board members concluded that, overall, they were satisfied at the present time with assurances from Legg Mason and CAM as to the expected nature, extent and quality of the services to be provided to the Fund under the new Agreement.

      In
evaluating the costs of the services to be provided by the Manager under the new Agreement and the profitability to the Manager resulting from its relationships with the Fund, the Board members considered, among other things, whether advisory and administrative fees or other expenses would change as a result of the Transaction. Based on their review of the materials provided and the assurances they had received from senior management of CAM and Legg Mason, the Board members determined that the Transaction would not increase the total fees payable for advisory and administrative services and that overall Fund expenses were not expected to increase materially as a result of the Transaction. The Board members noted that it was not possible to predict how the Transaction would affect the profitability to the Manager from its relationship with the Fund, but that they had been satisfied in their most recent review of the current Agreement that the level of profitability from the
Manager’s relationship with the Fund was not excessive.

      In evaluating the fall-out benefits to be received by the Manager under the new Agreement, the Board members considered whether the Transaction would have an impact on the fall-out benefits received by virtue of the current Agreement. The Board members determined that those benefits could include an increased ability for Legg Mason to distribute shares of its current funds and other investment products and to obtain research services using the Fund’s portfolio transaction brokerage. The Board members noted that any such benefits were difficult to quantify with certainty at this time, and indicated that they would continue to evaluate them going forward.

      In reviewing the Transaction, the Board Members considered, among other things, whether advisory and administrative fees or other expenses would change as a result of the Transaction. Based on the assurances they had received from senior management of CAM and Legg Mason, the Board members determined that as a result of the Transaction, the
Fund’s total advisory and administrative fees would not increase. The Board members concluded that because the advisory and administrative fees for the Fund were not expected to increase as a result of the Transaction, the Fund’s fees for advisory and administrative services remain appropriate and that no additional fee reductions or breakpoints were necessary at this time.

      Finally, the Board members noted
Legg Mason’s considerable investment management experience and capabilities, but were unable to predict what effect, if any, consummation of the Transaction would have on the future performance of the Fund.

Smith Barney Small Cap Growth Fund 2005 Annual Report 39

 Additional Information (unaudited)

 Information about Directors and Officers

 The business and affairs of the Smith Barney
Small Cap Growth Fund (the “Fund”) are managed under the direction of the Board of Directors of Smith Barney Investment Funds Inc. (“Company”). Information pertaining to the Directors and certain officers of the Company is set forth below. The Statement of Additional Information includes additional information about the Directors and is available, without charge, upon request by calling the Fund’s transfer agent (Citicorp Trust Bank, fsb. at 1-800-451-2010) or the Fund’s sub-transfer agent (Primerica Shareholder Services at 1-800-544-5445).

Term of

Number of

Office*

Portfolios in the

Position(s)

and Length

Fund Complex

Other

Name, Address and

Held

of Time

Principal Occupation(s)

Overseen by

Board Memberships

Birth Year

with Fund

Served

During Past 5 Years

Director

Held by Director

Non-Interested Directors:

Paul R. Ades

Director

Since

Law Firm of Paul R. Ades, PLLC

15

None

Paul R. Ades, PLLC

1994

(April 2000 to present);

181 West Main Street, Suite C

Partner in Law Firm of Murov &

Babylon, NY 11702

Ades, Esqs. (from 1976 to 2000)

Birth Year: 1940

Dwight B. Crane

Director

Since

Professor, Harvard Business

49

None

Harvard Business School

1981

School

Soldiers Field

Morgan Hall #375

Boston, MA 02163

Birth Year: 1937

Frank G. Hubbard

Director

Since

President of Avatar

15

None

Avatar International, Inc.

1993

International, Inc. (Business

87 Whittredge Road

Development) (since 1998);

Summit, NJ 07901

Vice President of S&S Industries

Birth Year: 1937

(Chemical Distribution)

(from 1995 to 1998)

Jerome H. Miller

Director

Since

Retired

15

None

c/o Smith Barney

1998

Mutual Funds

125 Broad Street

4th Floor

New York, NY 10004

Birth Year: 1938

Ken Miller

Director

Since

President of Young Stuff

15

None

Young Stuff Apparel

1994

Apparel Group, Inc. (since 1963)

Group, Inc.

930 Fifth Avenue

Suite 610

New York, NY 10021

Birth Year: 1942

 40 Smith Barney Small Cap Growth Fund 2005 Annual Report

 Additional Information (unaudited) (continued)

Term of

Number of

Office*

Portfolios in the

Position(s)

and Length

Fund Complex

Other

Name, Address and

Held

of Time

Principal Occupation(s)

Overseen by

Board Memberships

Birth Year

with Fund

Served

During Past 5 Years

Director

Held by Director

Interested Director:

R. Jay Gerken, CFA**

Chairman,

Since

Managing Director of Citigroup

171

None

CAM

President

2002

Global Markets Inc. (“CGM”);

399 Park Avenue

and Chief

Chairman, President and Chief

Mezzanine

Executive Officer

Executive Officer of Smith

New York, NY 10022

Barney Fund Management

Birth Year: 1951

LLC (“SBFM”), and Citi Fund

Management Inc. (“CFM”);

President and Chief Executive

Officer of certain mutual

funds associated with

Citigroup Inc. (“Citigroup”);

Formerly Portfolio Manager of

Smith Barney Allocation

Series Inc. (from 1996 to

2001) and Smith Barney

Growth and Income Fund

(from 1996 to 2000); Chairman,

President and Chief Executive

Officer of Travelers Investment

Adviser, Inc. (“TIA”) (from

2002 to 2005)

Officers:

Andrew B. Shoup

Senior Vice

Since

Director of CAM; Senior Vice

N/A

N/A

CAM

President

2003

President and Chief

125 Broad Street

and Chief

Administrative Officer of mutual

11th Floor

Administrative

funds associated with Citigroup;

New York, NY 10004

Officer

Chief Financial Officer and

Birth Year: 1956

Treasurer of certain mutual

funds associated with Citigroup;

Head of International Funds

Administration of CAM (from 2001

to 2003); Director of Global Funds

to Administration of CAM (from

2000 to 2001); Head of U.S.

Citibank Funds Administration

of CAM (from 1998 to 2000)

Kaprel Ozsolak

Chief Financial

Since

Vice President of CGM; Chief

N/A

N/A

CAM

Officer and

2004

Financial Officer and Treasurer

125 Broad Street

Treasurer

of certain mutual funds

11th Floor

associated with Citigroup;

New York, NY 10004

Controller of certain mutual

Birth Year: 1965

funds associated with Citigroup

(from 2002 to 2004)

Timothy Woods, CFA

Vice President

Since

Managing Director of CGM;

N/A

N/A

CAM

and Investment

1999

Investment Officer of SBFM

399 Park Avenue

Officer

4th Floor

New York, NY 10022

Birth Year: 1960

 Smith Barney Small Cap Growth Fund 2005 Annual Report 41

 Additional Information (unaudited) (continued)

Term of

Number of

Office*

Portfolios in the

Position(s)

and Length

Fund Complex

Other

Name, Address and

Held

of Time

Principal Occupation(s)

Overseen by

Board Memberships

Birth Year

with Fund

Served

During Past 5 Years

Director

Held by Director

Officers:

Andrew Beagley

Chief

Since

Director of CGM (since 2000);

N/A

N/A

CAM

Anti-Money

2002

Director of Compliance,

399 Park Avenue

Laundering

North America, CAM (since

4th Floor

Compliance

2000); Chief Anti-Money

New York, NY 10022

Officer

Laundering and Chief

Birth Year: 1962

Compliance Officer

Chief

Since

of certain mutual funds

Compliance

2004

associated with Citigroup;

Officer

Director of Compliance,

Europe, the Middle East and

Africa, CAM (from 1999 to 2000);

Chief Compliance Officer

of SBFM and CFM; Formerly

Chief Compliance Officer of

TIA (from 2002 to 2005)

Steven Frank

Controller

Since

Vice President of CAM (since

N/A

N/A

CAM

2005

2002); Controller of certain

125 Broad Street

mutual funds associated with

11th Floor

Citigroup; Assistant Controller

New York, NY 10004

of CAM (from 2001 to 2005);

Birth Year: 1967

Accounting Manager of CAM

(from 1996 to 2001)

Robert I. Frenkel

Secretary

Since

Managing Director and

N/A

N/A

CAM

and

2003

General Counsel of Global

300 First Stamford Place

Chief Legal

Mutual Funds for CAM and

4th Floor

Officer

its predecessor (since 1994);

Stamford, CT 06902

Secretary and Chief Legal

Birth Year: 1954

Officer of mutual funds

associated with Citigroup

*
Each Director and officer serves until his or her successor has been duly elected and qualified.

**
Mr. Gerken is an “interested person” of the Company as defined in the Investment Company Act of 1940, as amended, because Mr. Gerken is an officer of SBFM and certain of its affiliates.

 42 Smith Barney Small Cap Growth Fund 2005 Annual Report

 (This page intentionally left blank.)

 (This page intentionally left blank.)

Smith
Barney
 Small Cap Growth Fund

DIRECTORS

INVESTMENT MANAGER

Paul R. Ades

Smith Barney Fund

Dwight B. Crane

Management LLC

R. Jay Gerken, CFA

Chairman

DISTRIBUTORS

Frank G. Hubbard

Citigroup Global Markets Inc.

Jerome H. Miller

PFS Distributors, Inc.

Ken Miller

CUSTODIAN

OFFICERS

State Street Bank and

R. Jay Gerken, CFA

Trust Company

President and

Chief Executive Officer

TRANSFER AGENT

Citicorp Trust Bank, fsb.

Andrew B. Shoup

125 Broad Street, 11th Floor

Senior Vice President and

New York, New York 10004

Chief Administrative Officer

SUB-TRANSFER AGENTS

Kaprel Ozsolak

PFPC Inc.

Chief Financial Officer

P.O. Box 9699

and Treasurer

Providence, Rhode Island

02940-9699

Timothy Woods, CFA

Vice President and

Primerica Shareholder Services

Investment Officer

P.O. Box 9662

Providence, Rhode Island

Andrew Beagley

02940-9662

Chief Anti-Money Laundering

Compliance Officer and

INDEPENDENT REGISTERED

Chief Compliance Officer

PUBLIC ACCOUNTING FIRM

KPMG LLP

Steven Frank

345 Park Avenue

Controller

New York, New York 10154

Robert I. Frenkel

Secretary and

Chief Legal Officer

This report is submitted for
 the general information of
 the shareholders of Smith
 Barney Investment Funds
 Inc. —
Smith Barney Small
 Cap Growth Fund, but it may
 also be used as sales litera-
 ture when preceded or
 accompanied by the current
 Prospectus.

 This report must be preceded or accompanied by a free prospectus. Investors should consider the Fund’s investment objectives, risks, charges and expenses carefully before investing. The prospectus contains this and other important information about the Fund. Please read the prospectus carefully before investing.

 www.citigroupam.com

 ©2005 Citigroup Global

Markets Inc.
 Member NASD, SIPC

FD02086 11/05       05-9346

Smith Barney Small Cap Growth Fund

 The Fund is a separate series of the Smith Barney Investment Funds Inc., a Maryland corporation.

SMITH BARNEY SMALL CAP GROWTH FUND
 Smith Barney Mutual Funds
 125 Broad Street
 10th Floor, MF-2
 New York, New York 10004

 The Fund files its
complete schedule of portfolio holdings with the Securities and Exchange Commission for the first and third quarters of each fiscal year on Form N-Q. The Fund’s Forms N-Q are available on the Commission’s website at www.sec.gov. The
Fund’s Forms N-Q may be reviewed and copied at the Commission’s Public Reference Room in Washington D.C., and information on the operation of the Public Reference Room may be obtained by calling 1-800-SEC-0330. To obtain information on
Form N-Q from the Fund, shareholders can call 1-800-451-2010.

 Information on how the Fund voted proxies relating to portfolio securities during the most recent 12-month period ended June 30 and a description of the policies and procedures that the Fund uses to determine how to vote proxies relating to portfolio securities is available (1) without charge, upon request, by calling 1-800-451-2010, (2) on the Fund’s website at
www.citigroupam.com and (3) on the SEC’s website at www.sec.gov.